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                                                                   EXHIBIT 24(b)

                        SECRETARY'S CERTIFICATE REGARDING
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                    OF COMPASS BANCSHARES, INC., RELATING TO
                  PROPOSED ACQUISITION OF FIRSTIER CORPORATION
         AND ITS SUBSIDIARIES, FIRSTIER BANK, FIRSTATE BANK OF NEBRASKA,
                      FIRST MTG. BANCORP. AND FW CAPITAL I

         I, the undersigned Secretary of Compass Bancshares, Inc., a Delaware corporation, and the custodian of the minutes book and other records of the Board of Directors of said Corporation, do hereby certify that the following resolutions were adopted by the Board of Directors of said Corporation in a meeting, duly called and held on August 21, 2000

                  RESOLVED, that the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), has determined that it is desirable and in the best interests of the Corporation and its stockholders to acquire (the "FirsTier Acquisition") FirsTier Corporation (the "Company") and its subsidiaries, including FirsTier Bank, Firstate Bank of Nebraska (together with FirsTier Bank, the "Banks"), First Mtg. Bancorp. and FW Capital I, the principal offices of which are located in Northglenn, Colorado, in accordance with the basic terms of such transaction as described to this Board by the Chairman and Chief Executive Officer, the Chief Financial Officer, and/or the General Counsel and Secretary of the Corporation at the meeting at which these resolutions were adopted; and further

                  RESOLVED, that the proper officers of the Corporation, in consultation with counsel, are authorized, empowered, and directed to negotiate the terms and conditions of a definitive agreement and plan or plans of merger, as well as any amendments or supplements thereto, among the Corporation, the Company, the Banks, and any subsidiary banks or subsidiary corporations of the Corporation now in existence or to be formed for the purposes of effectuating the acquisition by the Corporation of the Company and the Banks (referred to collectively herein as the "Agreement"), and to execute, attest, and deliver the Agreement in such form as they, in their sole discretion, shall approve, such approval to be conclusively evidenced by their execution, attestation, and delivery of the Agreement; and further

                  RESOLVED, that all negotiations and any other actions taken and things done heretofore by the officers of the Corporation with respect to the execution, attestation, and delivery of written agreements in principle or definitive agreements relating to the acquisition of the Company and the Banks are hereby ratified and approved; and further

                  RESOLVED, that the organization of one or more corporations as a subsidiary or subsidiaries of the Corporation or as a subsidiary or subsidiaries of an existing affiliate of the Corporation for the purpose of effectuating the FirsTier Acquisition is hereby authorized, approved, and ratified in the event that it shall be determined or has been determined by the officers of the Corporation, after consultation with counsel, that such organization of a subsidiary is necessary or appropriate for the effectuation of the acquisition of the Company and the Banks; and further

                  RESOLVED, that to the extent that the approval of the Corporation as the sole stockholder of any of its subsidiaries is required in connection with the FirsTier Acquisition, the Corporation hereby waives any and all notice of a meeting or meetings of stockholders of any such subsidiary or subsidiaries for the purposes of approving the FirsTier Acquisition or the Agreement, and the Board of Directors of the Corporation hereby approves, authorizes, and ratifies the FirsTier Acquisition and the Agreement as the stockholder of its subsidiaries now existing or to be organized, it being the intent of the Board of Directors of the Corporation that the approval by the Corporation set forth in this resolution shall constitute any and all approval required by law for the approval of the FirsTier Acquisition or the Agreement by the Corporation as a stockholder; and further

                  RESOLVED, that the Corporation's and the Corporation's subsidiaries' officers are authorized, empowered, and directed to prepare, or cause to be prepared, and to execute, attest,


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         and file all applications, or requests for waiver of application requirements, which they shall deem necessary or appropriate with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Colorado Division of Banking, the Nebraska Department of Banking and Finance, and any other appropriate bank and bank holding company regulatory authorities with respect to the FirsTier Acquisition; and further

                  RESOLVED, that, in the event that the Agreement shall contemplate that the Corporation shall issue as consideration in connection with the FirsTier Acquisition shares of its common stock or other securities of the Corporation, the proper officers of the Corporation, in consultation with counsel, are authorized and directed to prepare, execute, attest, and file a Registration Statement on Form S-4 or other appropriate form for the registration of securities, including any registration statement filed pursuant to Rule 462(b), and amendments thereto, under the Securities Act of 1933, as amended (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") relating to the FirsTier Acquisition and the proposed issuance of securities of the Corporation as consideration in such transaction; and further

                  RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued in the FirsTier Acquisition and the continuation of the effectiveness of the Registration Statement; and further

                  RESOLVED, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration Statement, including any registration statement filed pursuant to Rule 462(b), and amendments thereto, under the Securities Act of 1933, as amended (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel and Jerry W. Powell, and each of them acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

                  RESOLVED, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to issued in connection with the FirsTier Acquisition, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

                  RESOLVED, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued in the FirsTier Acquisition, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

                  RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be

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         prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the FirsTier Acquisition as contemplated by these resolutions are hereby approved, ratified, and confirmed.

         I further certify that the foregoing resolutions have not been modified, amended, or rescinded and that said resolutions are in full force and effect as of the date of this certificate.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this the 20th day of September, 2000.


                                            /s/ Jerry W. Powell
                                            --------------------------------
                                            Jerry W. Powell
                                            Secretary
                                            Compass Bancshares, Inc.


[Corporate Seal]